As filed with the Securities and Exchange Commission on June 23, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________________
NORTHERN OIL & GAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	95-3848122 (I.R.S. Employer Identification No.)
315 Manitoba Avenue, Suite 200 Wayzata, Minnesota (Address of Principal Executive Offices)	55391 (Zip Code)
Northern Oil and Gas, Inc. 2009 Equity Incentive Plan
(As Amended and Restated April 26, 2011)

(Full Title of the Plan)

Michael L. Reger Chief Executive Officer 315 Manitoba Avenue, Suite 200 Wayzata, Minnesota 55391 (Name and Address of Agent for Service)
Telephone number, including area code, of agent for service: (952) 476-9800

Copies to:

W. Morgan Burns
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota  55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                   Accelerated filer ☒                                Non-accelerated filer ☐                                        Smaller reporting company ☐

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.001 per share	1,000,000 shares	$17.690	$17,690,000	$2,053.81

(1)
This Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of additional shares that may be issued pursuant to the provisions of the plan described herein as the result of any future stock split, stock dividend, or similar adjustment of Northern Oil and Gas, Inc.’s outstanding common stock, par value $0.001 per share (the “Common Stock”) in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Act”).

(2)
Estimated solely for purposes of calculating the registration fee under Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of such common stock as reported on the NYSE Amex Equities Market on June 20, 2011.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act, this Registration Statement is filed to register 1,000,000 additional shares of the Common Stock of Northern Oil and Gas, Inc., a Minnesota corporation (the “Registrant”), reserved for issuance for all awards granted under the Northern Oil and Gas, Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and restated (the “Plan”).

An aggregate of 3,000,000 shares of the Registrant’s Common Stock issuable under the Plan was previously registered pursuant to a Registration Statement on Form S-8 (No. 333-160602) filed with the Securities and Exchange Commission on July 16, 2009 and amended by Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on July 2, 2010. Such Registration Statement is currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II

Item 5.                      Interests of Named Experts and Counsel.

Faegre & Benson LLP has given an opinion on the validity of the shares being registered by this Registration Statement.  Faegre & Benson LLP does not have an interest in the Registrant of the type specified in Item 509 of Regulation S-K.

Item 8.                      Exhibits.

3.1	Articles of Incorporation of Northern Oil and Gas, Inc. (1)

3.2	Bylaws of Northern Oil and Gas, Inc. (2)

4	Specimen Certificate of Common Stock, par value $0.001 per share, of Northern Oil and Gas, Inc. (3)

5	Opinion of Faegre & Benson LLP

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5)

23.2	Consent of Mantyla McReynolds LLC

23.3	Consent of Ryder Scott Company, L.P.

24	Powers of Attorney (included on the signature page hereto)

99	Northern Oil and Gas, Inc. 2009 Equity Incentive Plan, as amended and restated April 26, 2011 (4)

(1)	Incorporated by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed with the SEC on July 2, 2010 (file no. 1-33999).

(2)	Incorporated by reference to Exhibit 3.4 to the company’s Current Report on Form 8-K filed with the SEC on July 2, 2010 (file no. 1-33999).

(3)	Incorporated by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K filed with the SEC on July 2, 2010 (file no. 1-33999).

(4)	Incorporated by reference to Appendix A to the company’s Definitive Proxy Statement for the 2011 Annual Meeting of Shareholders filed with the SEC on May 2, 2011 (file no. 1-33999).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on June 20, 2011.

Northern Oil and Gas, Inc.

By:           /s/ Michael L. Reger
Name:      Michael L. Reger
Title:        Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”), hereby constitutes and appoints, Michael L. Reger and Chad D. Winter, or either of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and resubstitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of a total of 1,000,000 shares of common stock reserved for issuance under the Company’s 2009 Equity Incentive Plan, as amended (the “2009 Plan Shares”).  This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed in respect of said 2009 Plan Shares, and to any amendments (including post-effective amendments) to said proposed Registration Statement after this date.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Michael L. Reger	Chief Executive Officer and Director	June 20, 2011
Michael L. Reger

/s/ Chad D. Winter	Chief Financial Officer	June 20, 2011
Chad D. Winter

/s/ Ryan R. Gilbertson	Director	June 20, 2011
Ryan R. Gilbertson

/s/ Loren J. O’Toole	Director	June 20, 2011
Loren J. O’Toole

/s/ Carter Stewart	Director	June 20, 2011
Carter Stewart

/s/ Jack King	Director	June 20, 2011
Jack King

/s/ Robert Grabb	Director	June 20, 2011
Robert Grabb

/s/ Lisa Bromiley Meier	Director	June 20, 2011
Lisa Bromiley Meier

INDEX TO EXHIBITS

Exhibit No.	Description	Manner of Filing
3.1	Articles of Incorporation of Northern Oil and Gas, Inc.	Incorporated by reference
3.2	Bylaws of Northern Oil and Gas, Inc.	Incorporated by reference
4	Specimen Certificate of Common Stock, par value $0.001 per share of Northern Oil and Gas, Inc.	Incorporated by reference
5	Opinion of Faegre & Benson LLP	Filed Electronically
23.1	Consent of Faegre & Benson LLP	Included in Exhibit 5
23.2	Consent of Mantyla McReynolds LLC	Filed Electronically
23.3	Consent of Ryder Scott Company, L.P.	Filed Electronically
24	Power of Attorney	Included on Signature Page
99	Northern Oil and Gas, Inc. 2009 Equity Incentive Plan, as amended and restated April 26, 2011	Incorporated by reference